UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018 (May 6, 2018)

Commission File No. 1-35933 (Gramercy Property Trust)

Commission File No. 333-219049-01 (GPT Operating Partnership LP)

Gramercy Property Trust

GPT Operating Partnership LP

(Exact name of registrant as specified in its charter)

Gramercy Property Trust	Maryland	56-2466617
GPT Operating Partnership LP	Delaware	56-2466618
	(State or other jurisdiction incorporation or organization)	(I.R.S. Employer Identification No.)

90 Park Avenue, 32nd Floor, New York, NY 10016

(Address of principal executive offices — zip code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01.                            Entry into a Material Definitive Agreement.

The Agreement and Plan of Merger

On May 6, 2018, Gramercy Property Trust (the “Company”), BRE Glacier Parent L.P. (“Parent”), BRE Glacier L.P. (“Merger Sub I”), BRE Glacier Acquisition L.P. (“Merger Sub II”) and GPT Operating Partnership LP (the “Partnership”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub II will merge with and into the Partnership (the “Partnership Merger”), and, immediately following the Partnership Merger, the Company will merge with and into Merger Sub I (the “Company Merger” and, together with the Partnership Merger, the “Mergers”). Upon completion of the Partnership Merger, the Partnership will survive and the separate existence of Merger Sub II will cease. Upon completion of the Company Merger, Merger Sub I will survive and the separate existence of the Company will cease. The Mergers and the other transactions contemplated by the Merger Agreement were unanimously approved by the Company’s Board of Trustees (the “Company Board”). Parent, Merger Sub I and Merger Sub II are affiliates of Blackstone Real Estate Partners VIII L.P., an affiliate of The Blackstone Group L.P.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each common share, par value $0.01 per share, of the Company (each, a “Company Share”), other than shares owned by Parent, Merger Sub I or any subsidiary of Parent, the Company or Merger Sub I and any shares under a Company Restricted Share Award, that is issued and outstanding immediately prior to the Company Merger Effective Time will automatically be converted into the right to receive an amount in cash equal to $27.50 (plus, if the Mergers are consummated after October 15, 2018, a per diem amount of approximately $0.004 for each day from and after such date until (but not including) the closing date) (the “Per Company Share Merger Consideration”), without interest. Such per diem amount is in addition to the common share dividend of $0.375 per Company Share previously declared and payable on July 16, 2018 to shareholders of record as of June 29, 2018.

At Parent’s request, the Company will deliver a notice of redemption to the holders of the Company’s 7.125% Series A Cumulative Redeemable Preferred Shares (the “Series A Preferred Shares”) in accordance with the Articles Supplementary related to the Series A Preferred Shares.  The redemption notice will state that each Series A Preferred Share held by such holder immediately prior to the Company Merger Effective Time will be redeemed in the Company Merger through the payment of an amount, without interest, equal to $25.00 plus accrued and unpaid dividends, if any, to, but not including, the closing date.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each outstanding Class A Unit of the Partnership (a “Class A Partnership Unit”), other than Class A Partnership Units held by the Company or any of the Company’s subsidiaries or Parent, Merger Sub II or any of their respective subsidiaries, that is issued and outstanding immediately prior to the Partnership Merger Effective Time will automatically be converted into, and will be cancelled in exchange for, the right to receive an amount in cash equal to the Per Company Share Merger Consideration, without interest, or in lieu of receiving the Per Company Share Merger Consideration, each qualifying holder of a Class A Partnership Unit may elect to receive one newly created Series B Cumulative Preferred Unit in the surviving partnership for each Class A Partnership Unit of such holder.  Pursuant to the terms and conditions in the Merger Agreement, each unvested Company LTIP Unit (as defined in the Merger Agreement) will vest pursuant to its terms on the day prior to the Partnership Merger Effective Time, and each vested Company LTIP Unit (including those that vest on the day prior to the Partnership Merger Effective Time) will convert into a Class A Partnership

Unit immediately prior to the Partnership Merger Effective Time and be treated as a Class A Partnership Unit as described above.

In addition, each award of restricted common shares that is outstanding immediately prior to the Company Merger Effective Time will be cancelled in exchange for a cash payment in an amount equal to (i) the number of Company Shares subject to the restricted share award immediately prior to the Company Merger Effective Time multiplied by (ii) the Per Company Share Merger Consideration, less any applicable withholding taxes.  Each restricted share unit (“RSU”) award covering Company Shares outstanding immediately prior to the Company Merger Effective Time will be cancelled in exchange for a cash payment in an amount equal to (i) the number of Company Shares subject to the RSU award immediately prior to the Company Merger Effective Time multiplied by (ii) the Per Company Share Merger Consideration, less any applicable withholding taxes.  Each option to purchase Company Shares will be cancelled in exchange for a cash payment in an amount equal to (i) the number of Company Shares subject to the option immediately prior to the Company Merger Effective Time multiplied by (ii) the excess (if any) of the Per Company Share Merger Consideration over the per share exercise price applicable to the option, less any applicable withholding taxes

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to, in all material respects, use commercially reasonable efforts to carry on its business in the ordinary course of business consistent with past practice, subject to certain exceptions, during the period between the execution of the Merger Agreement and the consummation of the Mergers. The obligations of the parties to consummate the Mergers are not subject to any financing condition or the receipt of any financing by Parent, Merger Sub I or Merger Sub II.

The consummation of the Mergers is subject to certain customary closing conditions, including, among others, approval of the Company Merger and the other transactions contemplated by the Merger Agreement by the affirmative vote of the holders of Company Shares entitled to cast not less than a majority of all of the votes entitled to be cast on the matter (the “Company Requisite Vote”).  The Merger Agreement requires the Company to convene a shareholders’ meeting for purposes of obtaining the Company Requisite Vote.

The Company has agreed not to solicit or enter into an agreement regarding a Company Acquisition Proposal (as defined in the Merger Agreement), and, subject to certain exceptions, is not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any Company Acquisition Proposal. However, the Company may, prior to obtaining the Company Requisite Vote, engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide Company Acquisition Proposal if the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Company Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement).

Prior to the approval of the Company Merger and the other transactions contemplated by the Merger Agreement by the Company’s shareholders, the Company Board may, in certain circumstances, effect an Adverse Recommendation Change (as defined in the Merger Agreement), subject to complying with specified notice and other conditions set forth in the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances by the Company, including prior to obtaining the Company Requisite Vote, if, after following certain procedures and adhering to certain restrictions, the Company Board effects an Adverse Recommendation Change in connection with a Superior Proposal and the Company enters into a definitive agreement providing for the implementation of a Superior Proposal. In addition, Parent may terminate the Merger Agreement under certain circumstances and subject to certain restrictions, including if the Company Board effects an Adverse Recommendation Change.

Upon a termination of the Merger Agreement, under certain circumstances, the Company will be required to pay a termination fee to Parent of $138 million, except that in certain circumstances the termination fee will be $46 million if (i) a third party submits a Qualified Proposal (as defined in the Merger Agreement) prior to June 20, 2018, (ii) prior to July 5, 2018, the Company provides a Notice of Change of Recommendation (as defined in the Merger Agreement) to Parent with respect to its intention to terminate the Merger Agreement to enter into a definitive agreement providing for the implementation of such Qualified Proposal, and (iii) the Company terminates the Merger Agreement in order to enter into a definitive agreement with such third party providing for the implementation of a Superior Proposal within a specified time.  Upon termination of the Merger Agreement in certain other circumstances, Parent will be required to pay the Company a termination fee of $414 million. Blackstone Real Estate Partners VIII L.P. has guaranteed certain payment obligations of Parent under the Merger Agreement up to $414 million.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide shareholders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, Parent or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Shareholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Partnership, Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Partnership, Parent, Merger Sub I and Merger Sub II and their respective affiliates and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the SEC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2018, the Company entered into an amended and restated employment agreement with Gordon F. DuGan (the “Amended CEO Agreement”), which supersedes in its entirety the Employment and Noncompetition Agreement, dated as of June 7, 2012, by and between the Company and Mr. DuGan, as amended on each of April 30, 2013, July 1, 2015 and June 23, 2017 (the “Prior CEO Agreement”).  The terms and conditions of the Amended CEO Agreement are consistent in all material respects with the terms and conditions of the Prior CEO Agreement, except that (i) the term of the Amended CEO Agreement has been extended through June 30, 2019 and (ii) the non-competition covenant that applies upon a termination of employment without cause or resignation with good reason following a change in control has been extended from six months to 12 months.  In addition, on May 6, 2018, the Company and Benjamin P.

Harris entered into an amendment to the employment agreement by and between the Company and Mr. Harris, dated as of June 12, 2012, and amended on each of July 1, 2015 and June 23, 2017 (the “Harris Agreement”) and the Company and Nicholas L. Pell entered into an amendment between the Company and Mr. Pell, dated as of June 12, 2012, and amended on each of July 1, 2015 and June 23, 2017 (the “Pell Agreement”).  The amendments to the Harris Agreement and Pell Agreement each provide for (i) extension of the term of the existing employment agreement through June 30, 2019 and (ii) clarification that each of Messrs. Harris and Pell have the right to terminate their employment for good reason in the event the Company ceases to be a publicly traded company.  In addition, on May 6, 2018, the Compensation Committee of the Board approved certain severance benefits that will become payable to Edward J. Matey Jr. if his employment is terminated by the Company without cause or by his resignation with good reason, in each case during the 18 months following the Closing of the Mergers, consisting of the following: (i) a lump sum cash payment, payable within 30 days following termination, in an amount equal to the sum of (a) 1.5 times the sum of his annual base salary and most recent prior fiscal year’s bonus and (b) 12 months’ of COBRA premium subsidies and (ii) a prorated bonus for the year in which the termination occurs, with the amount of such bonus based on actual performance for the year of termination payable within 30 days following termination if the termination occurs in 2018 and at the time bonuses are paid to actively employed employees the termination occurs in 2019.  The severance benefits payable to Mr. Matey will be subject to his execution and non-revocation of a release of claims against the Company.

Additional Information about the Merger and Where to Find It:

This communication relates to the proposed merger transaction involving the Company.  In connection with the proposed merger, the Company will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s shareholders in connection with the proposed transactions.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov.   Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.gptreit.com, or by contacting the Company’s Investor Relations Department at (888) 686-0112.

The Company and its trustees and certain of its executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC.  Information about the trustees and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 30, 2018 and other filings filed with the SEC.  Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements:

Certain statements in this communication regarding the proposed merger transaction involving the Company, including any statements regarding the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the Company, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions.  All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements.  Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Some of the factors that may affect outcomes and results include, but are not limited to: (i)  risks associated with the Company’s ability to obtain the shareholder approval required to consummate the merger and the timing of the closing of the merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (v) increased or unanticipated competition for the Company’s properties, (vi) risks associated with acquisitions, (vii) maintenance of real estate investment trust (“REIT”) status, (viii) availability of financing and capital, (ix) changes in demand for developed properties, (x) national, international, regional and local economic climates, and (xi) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

Item 7.01.                            Regulation FD Disclosure.

On May 7, 2018, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.                            Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 6, 2018, by and among Gramercy Property Trust, BRE Glacier Parent L.P., BRE Glacier L.P., BRE Glacier Acquisition L.P. and GPT Operating Partnership LP†

10.1	Amended and Restated Employment and Noncompetition Agreement between Gordon DuGan, Gramercy Property Trust and GPT Operating Partnership LP, effective as of May 6, 2018.

10.2	Amendment to Employment and Noncompetition Agreement by and between Benjamin Harris and Gramercy Property Trust, effective as of May 6, 2018.

10.3	Amendment to Employment and Noncompetition Agreement by and between Nicholas Pell and Gramercy Property Trust, effective as of May 6, 2018.

99.1	Press release issued May 7, 2018.

†

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

GRAMERCY PROPERTY TRUST

Date: May 7, 2018	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer

GPT OPERATING PARTNERSHIP LP

Date: May 7, 2018	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer